Exhibit 10.4

Placement Unit Purchase Agreement

May 5, 2026

Vernal Capital Acquisition Corp.

244 Fifth Avenue, Suite #1845

New York, NY 10001

Ladies and Gentlemen:

Vernal Capital Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (the “Registration Statement”). The undersigned parties hereby commit that they will purchase 251,250 units of the Company, or 258,750 units if D. Boral Capital LLC (“D. Boral”) exercises its over-allotment option (“Private Units”) for a purchase price of $2,512,500, or $2,587,500 if D. Boral exercises its over-allotment option (the “Private Unit Purchase Price”), each Private Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) and one right (the “Rights”), entitling the holder thereof to receive one-fourth (1/4) of one Ordinary Share upon consummation of the Business Combination.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned parties will cause the Private Unit Purchase Price to be delivered to Continental Stock Transfer & Trust Company (“CST”), by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, CST shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this letter, the Private Unit Purchase Price (without interest or deduction) will be returned to the undersigned parties.

Each of the Company, and the undersigned parties acknowledges and agrees that CST is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and CST’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Private Unit Purchase Price as described above. CST shall not be liable to the Company, D. Boral or the undersigned parties or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless CST has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned parties shall indemnify CST against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. CST may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units will be identical to the units to be sold by the Company in the IPO. Additionally, each of the undersigned parties agrees:

●	to vote the Ordinary Shares included in the Private Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate an initial Business Combination in up to six one-month extensions, as described in more detail in the prospectus included in the Registration Statement), unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Ordinary Shares sold in the IPO;

●	not to convert any Ordinary Shares included in the Private Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and not to tender the Private Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned parties will not participate in any liquidation distribution with respect to the Private Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the undersigned parties in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned parties’ affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned parties acknowledge and agree that the purchasers of the Private Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned parties, including but not limited to an insider letter.

Each of the undersigned parties hereby represents and warrants that:

(a)	it has been advised that the Private Units have not been registered under the Securities Act;

(b)	it will be acquiring the Private Units for its account for investment purposes only and not with a view to the distribution or resale of such units;

(c)	it has no present intention of selling or otherwise disposing of the Private Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	it has the financial ability to bear the economic risk of its investment in the Private Units and is able to bear a total loss of its investment in such units;

(i)	it understands that the Private Units are not readily marketable;

(j)	it has no need for liquidity with respect to its investment in the Private units and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(k)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of its investment in the Private Units; and

(l)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned parties and the Company with respect to the purchase of the Private Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

VERNAL ONE LIMITED

By:	/s/ Jun Du
Name:	Jun Du
Title:	Managing Member

XESSE VENTURES LIMITED

By:	/s/ Zhenhuan Qi
Name:	Zhenhuan Qi
Title:	Director

Accepted and Agreed:

VERNAL CAPITAL ACQUISITION CORP.

By:	/s/ Jun Du
Name:	Jun Du
Title:	Chief Executive Officer and Director

Exhibit A

VERNAL CAPITAL ACQUISITION CORP.

Wire Instructions

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